EXHIBIT 10.6

EXTENSION AND AMENDMENT NO. 3 TO AIRCRAFT LEASE AGREEMENT

This EXTENSION AND AMENDMENT NO. 3 TO AIRCRAFT LEASE AGREEMENT (“Amendment No. 3”) dated as of June 30, 2012, is by and between The Wendy's Company (f/k/a Wendy's/Arby's Group, Inc.), a Delaware corporation with its principal place of business at One Dave Thomas Boulevard, Dublin, Ohio 43017 (“Lessor”) and TASCO, LLC, a Delaware limited liability company with its principal place of business at 280 Park Avenue, New York, New York 10017-1216 (“Lessee”).
WHEREAS, Lessor and Lessee entered into that certain Aircraft Lease Agreement (the “Lease”) dated as June 10, 2009, as amended by Amendment No. 1 dated June 24, 2010 and Amendment No. 2 dated June 29, 2011 (as amended, the “Lease”), for the lease of a Gulfstream Aerospace G-IVSP aircraft bearing U.S. Registration Number N394TR and manufacturer's serial number 1252 and the two (2) Rolls Royce model Tay 611-8 engines installed thereon, bearing manufacturer's serial numbers 16623 and 16624, respectively, and all parts, instruments, avionics, attachments and appurtenances installed thereon or attached thereto (the “Aircraft”);
WHEREAS, the Lease for the Aircraft currently expires on June 30, 2012;
WHEREAS, Lessor and Lessee desire the Lease to extend the term of the Lease for an additional month through July 31, 2012 on the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:
Section 1:    EXTENSION AND AMENDMENT TO LEASE
1.1    Section 2.1 - Term is hereby amended to replace the date “June 30, 2012” with “July 31, 2012.”

1.2Section 3.1 - Rent. The first sentence of Section 3.1 of the Lease is hereby amended to read in its entirety as follows: As of July 1, 2012, Lessee shall pay Lessor monthly rent (“Rent”) in the amount of $12,500.00 for the month of July 2012 and shall also pay the costs of hangar space and insurance costs incurred by Lessor allocable to the month of July 2012, not to exceed $16,750 for the hangar space and insurance costs, in the aggregate.

1.3    Section 10 - Right of First Refusal is hereby deleted in its entirety and is no longer of any force and effect.

Section 2:    REPRESENTATION AND WARRANTY OF LESSEE
2.1    No Defaults. Lessee hereby represents and warrants that as of the date hereof no default by Lessee has occurred or is continuing under the Lease.
Section 3:    EFFECTIVENESS OF LEASE
3.1    Continuing Effect. Except as otherwise expressly amended by this Amendment No. 3, all other terms and conditions of the Lease shall remain in full force and effect as the legal, valid and binding rights and obligations of Lessor and Lessee.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed by their duly authorized officers as of the day and year first above written.

THE WENDY'S COMPANY, INC.            TASCO, LLC
By: /s/ R. Scott Toop__________________            By: /s/Peter W. May_____________________
Name:    R. Scott Toop                    Name: Peter W. May
Title:    SVP, General Counsel and Secretary        Title: Manager

By: /s/ Susan M. Gordon_______________
Name:    Susan M. Gordon
Title:    Vice President - Legal Counsel

Trian Fund Management, L.P. (“Trian”) absolutely and unconditionally guarantees to The Wendy's Company, Inc. (the “Lessor”) the performance and observance of any and all of the obligations of TASCO, LLC (the “Lessee”) under the foregoing Amendment No. 3, including but not limited to the payment in full of all amounts due from Lessee to Lessor under the Lease, as amended. This Guarantee constitutes the direct, general and unconditional obligation of Trian, is irrevocable and with respect to the obligations of Lessee involving payment of amounts due to Lessor is a guarantee of payment and not of collection.

TRIAN FUND MANAGEMENT, L.P.

By: /s/ Peter W. May_________________________
Name: Peter W. May
Title: Member

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